PRELIMINARY COPY, SUBJECT TO COMPLETION P.O. BOX 8016, CARY, NC 27512-9903
Exhibit 99.1
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/MGTA
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PHONE Call 1-866-230-6343
• Use any touch-tone telephone
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MAIL
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Magenta Therapeutics, Inc.
Special Meeting of Stockholders
For Stockholders of record as of     , 2023
DATE:    , 2023
TIME:     , Eastern Time
PLACE: Special Meeting to be held live via the Internet—please visit www.proxydocs.com/MGTA for more details.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Stephen Mahoney and Thomas Beetham as the “Named Proxies”, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Magenta Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED
IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Magenta Therapeutics, Inc.

Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 4 AND **FOR** PROPOSALS 1, 2, 3, 5 AND 6

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
		FOR	AGAINST	ABSTAIN	
1.	To approve (i) the issuance of shares of Magenta common stock to stockholders of Dianthus, pursuant to the Agreement and Plan of Merger, dated as of May 2, 2023, by and among Dianthus, Dio Merger Sub and Magenta, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus, and (ii) the change of control of Magenta resulting from the merger of Dio Merger Sub with and into Dianthus, with Dianthus surviving as a wholly owned subsidiary of Magenta pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively.	☐	☐	☐	FOR
2.	To approve an amendment to the certificate of incorporation of Magenta to effect a reverse stock split of issued and outstanding Magenta common stock at a ratio in a range between 1: to 1: , inclusive, with the final ratio and effectiveness of such amendment to be mutually agreed by the Magenta board of directors and the Dianthus board of directors prior to the effective time or, if Proposal No. 1 is not approved by Magenta stockholders, determined solely by the Magenta board of directors, in the form attached as Annex G to the accompanying proxy statement/prospectus.	☐	☐	☐	FOR
3.	To approve an amendment to the certificate of incorporation of Magenta to provide for the exculpation of officers, in the form attached as Annex H to the accompanying proxy statement/prospectus.	☐	☐	☐	FOR
4.	To elect three Class II director nominees to Magenta's board of directors, to serve until Magenta's 2026 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.				⬇
		FOR	WITHHOLD		
	4.01 Jeffrey W. Albers	☐	☐		FOR
	4.02 Anne McGeorge	☐	☐		FOR
	4.03 David T. Scadden, M.D.	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
5.	To ratify the selection of KPMG LLP as Magenta's independent registered public accounting firm for the fiscal year ending December 31, 2023, provided that Deloitte & Touche LLP is expected to be appointed for that fiscal year if the Merger is completed.	☐	☐	☐	FOR
6.	To approve an adjournment of the Magenta special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1 and/or Proposal No. 2.	☐	☐	☐	FOR

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